101 JFK Parkway ☐ Short Hills, NJ 07078
news release
Contact:  Domenick Cama ISBC
(973) 924-5105
dcama@isbnj.com

Investors Bancorp, Inc. Announces Appointments of Chairman and Lead Director

Short Hills NJ – PR NEWSWIRE – January 28, 2010 – Investors Bancorp, Inc. (NASDAQ:ISBC)(“Company”), the holding company for Investors Savings Bank (“Bank”), announced today that the Boards of Directors of Investors Bancorp, Inc. and Investors Savings Bank appointed current Vice Chairman Robert M. Cashill as the Chairman of the Boards. Mr. Cashill succeeds Chairman Patrick J. Grant who passed away in December 2009. The Company also announced the appointment of Rose Sigler as Lead Director of the Boards. Each of the Boards of Directors of Investors Bancorp, Inc. and Investors Savings Bank were reduced to ten members.

About Investors Bancorp, Inc.

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and 65 branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset, Union and Warren Counties, New Jersey. For more information, please visit the Company's website at http://www.isbnj.com.